Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT,

dated as of September 1, 2005,

by and among

PROGRESS RAIL SERVICES PARENT CORP.

and

THE STOCKHOLDERS NAMED HEREIN

2

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated as of September 1, 2005 (the “Effective Date”), by and among Progress Rail Services Parent Corp., a Delaware corporation (the “Company”), One Equity Partners LLC, a Delaware limited liability company (“OEP”), Gary Wilson (“GW”), Al Boyer (“AB”), Robert Day (“RD”) and each of the individuals and entities whose names appear under the heading “Management Group” on the signature pages hereto (individually, a “Management Group Member” and, collectively, the “Management Group”). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in Article I.

RECITALS

WHEREAS, on March 24, 2005 (the “Acquisition Closing Date”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of February 17, 2005, as amended, modified and restated from time to time, by and among Progress Rail Services Holdings Corp., a Delaware corporation and wholly owned direct subsidiary of the Company (“Holdings”), PRSC Acquisition Corp., an Alabama corporation and indirect wholly owned subsidiary of the Company (“Progress Rail Merger Sub”), PMRC Acquisition Co., a Kentucky corporation and indirect wholly owned subsidiary of the Company (“Progress Metal Merger Sub”), Progress Rail Services Corporation (“Progress Rail”), Progress Metal Reclamation Company (“Progress Metal”), Progress Fuels Corporation and Progress Energy, Inc., (i) Progress Rail Merger Sub merged with and into Progress Rail, with Progress Rail as the surviving corporation, and (ii) Progress Metal Merger Sub merged with and into Progress Metal, with Progress Metal as the surviving corporation (such mergers, collectively, the “Acquisition”); and

WHEREAS, in connection with the Acquisition, OEP entered into a Stockholders’ Agreement, dated as of the Acquisition Closing Date, which is hereby being amended and restated;

WHEREAS, on the Effective Date the parties hereto will hold securities of the Company as set forth on Annex I; and

WHEREAS, the parties desire to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of securities of the Company and matters relating to the corporate governance of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1           Defined Terms.

(a)           The following capitalized terms, when used in this Agreement, have the respective meanings set forth below:

“AB Stockholders” means AB and each Permitted Transferee thereof (and each Transferee thereof that executes and delivers a Joinder Agreement, if so provided in such Joinder Agreement) to whom such AB Stockholder Transfers Shares and only with respect to such Transferred Shares, so long as any such Person shall hold such Shares.

“Additional Stockholder” means any Person to whom the Company issues Shares after the date hereof other than any OEP Stockholder, GW Stockholder, AB Stockholder, RD Stockholder or Management Stockholder.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Agreement” means this Amended and Restated Stockholders’ Agreement and the exhibits and annexes hereto, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Associate” means, with respect to any Person, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of five (5%) percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

“Board” means the Board of Directors of the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock.

“Competitor” means any company in the business of, directly or indirectly, providing rail, railcar or transit systems parts or repair or maintenance services, including, without limitation, railcar and locomotive repair, trackwork, rail parts reconditioning and sales, scrap metal recycling, railcar leasing and other rail-related products or services.

“Diluted Basis” means, (i) with respect to the calculation of the number of shares of Common Stock, (A) with respect to all outstanding shares of Common Stock, all shares of Common Stock outstanding at the time of determination and all shares of Common Stock issuable upon the exercise, conversion or exchange, as applicable, of all outstanding securities exercisable, convertible or exchangeable for or into shares of Common Stock at the time of determination and (B) with respect to shares of Common Stock owned by one or more Stockholders, all shares of Common Stock owned by such Stockholder or Stockholders and all shares of Common Stock issuable upon the exercise, conversion or exchange, as applicable, of all securities owned by such Stockholder or Stockholders exercisable, convertible or exchangeable into shares of Common Stock and (ii) with respect to the calculation of the number of shares of Preferred Stock, (A) with respect to all outstanding shares of Preferred Stock, all shares of Preferred Stock outstanding at the time of determination and (B) with respect to shares of Preferred Stock owned by one or more Stockholders, all shares of Preferred Stock owned by such Stockholder or Stockholders.

“GW Stockholders” means GW and each Permitted Transferee thereof (and each Transferee thereof that executes and delivers a Joinder Agreement, if so provided in such Joinder Agreement) to whom such GW Stockholder Transfers Shares and only with respect to such Transferred Shares, so long as any such Person shall hold such Shares.

“Investor Stockholders” means the OEP Stockholders, the GW Stockholders, the AB Stockholders and the RD Stockholders.

“Joinder Agreement” means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

“Lien” means any lien, claim, restriction, security interest, preemptive right, covenant, easement, mortgage, encumbrance or other limitation.

“Management Stockholders” means the Management Group Members and each employee of the Company or any of its Subsidiaries who owns Shares and becomes a party hereto and each Permitted Transferee (and each Transferee thereof that executes and delivers a Joinder Agreement, if so provided in such Joinder Agreement) to whom such Management Stockholder Transfers Shares and only with respect to such Transferred Shares, so long as any such Person shall hold such Shares.

“New Stock” means any securities issued after the Effective Date, other than any securities issued or issuable (i) in connection with any stock split, stock dividend, reclassification, recapitalization, or similar event of any securities; (ii) in a public offering registered under the Securities Act; (iii) to officers, directors or employees of the Company or any direct or indirect Subsidiary thereof; (iv) upon exercise, conversion, exchange or redemption of any securities outstanding prior to the New Stock Offer; or (v) in connection with any acquisition of assets or of any business (whether by merger, stock acquisition, asset acquisition or otherwise).

“OEP Stockholders” means OEP and each Permitted Transferee (and each Transferee thereof that executes and delivers a Joinder Agreement, if so provided in such Joinder Agreement) to whom OEP or any OEP Stockholder Transfers any Shares and only with respect to such Transferred Shares, so long as any such Person shall hold such Shares.

“Permitted Transferee” means:

(i)            with respect to any Stockholder who is a natural person, (A) the spouse, any lineal ancestor or descendant (including by adoption and stepchildren) of such Stockholder or any of their Permitted Transferees or any trust of which such Stockholder or any Permitted Transferees of such Stockholder are the controlling trustees and which is established solely for the benefit of any of the foregoing individuals, (B) the estate of such Stockholder established by reason of any of the foregoing individual’s death or any beneficiaries of such estate, or (C) any corporation, limited liability company or partnership or any of their respective Permitted Transferees, all of the interests of which are (or is) owned by one or more of the Persons identified in this clause (i) or any of their respective Permitted Transferees; provided, however, that (1) with respect to RD, Oakmont Corporation, any of its directors or officers (other than any GW Stockholder or AB Stockholder) and any sibling of RD shall also be deemed Permitted Transferees of RD; (2) with respect to GW, any charitable organization under the sole control of GW or any of his Permitted Transferees shall also be deemed a Permitted Transferee of GW and (iii) with respect to AB, any charitable organization under the sole control of AB or any of his Permitted Transferees shall also be deemed a Permitted Transferee of AB;

(ii)           with respect to any OEP Stockholder, (A) any other OEP Stockholder or any of their Permitted Transferees, (B) any Affiliate of any OEP Stockholder or any of their Permitted Transferees, or (C) in the case of OEP, any director, officer, employee, representative, general partner, limited partner or member of OEP or any of their Permitted Transferees; and

(iii)          with respect to any GW Stockholder, AB Stockholder, RD Stockholder or Additional Stockholder that is not a natural Person, any Affiliate of such Stockholder that is not also a Stockholder or an Affiliate of another Stockholder.

“Person” means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

“Preferred Stock” means the Series A Participating Preferred Stock, par value $0.01 per share, of the Company, and any securities into which such Preferred Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Preferred Stock.

“Pro Rata” means, with respect to one or more Stockholders, (i) with respect to the Common Stock, in proportion to the number of shares of Common Stock on a Diluted Basis owned by such Stockholder or Stockholders and (ii) with respect to the Preferred Stock, in proportion to the number of shares of Preferred Stock on a Diluted Basis owned by such Stockholder or Stockholders.

“Qualifying Offering” means the consummation of an underwritten public offering of Common Stock registered under the Securities Act that together with the consummation of any other prior underwritten public offerings of Common Stock registered under the Securities Act results in gross proceeds to the Company of at least $90 million in the aggregate.

“RD Stockholders” means RD and each Permitted Transferee thereof (and each Transferee thereof that executes and delivers a Joinder Agreement, if so provided in such Joinder Agreement) to whom such RD Stockholder Transfers Shares and only with respect to such Transferred Shares, so long as any such Person shall hold such Shares.

 “Restricted Stock Purchase Agreements” means the Restricted Stock Purchase Agreement entered into at any time or from time to time on or after the date hereof, by the Company and any director, officer, employee, consultant or agent of the Company or any of its Subsidiaries, as any such agreement may be amended, restated or modified from time to time, and any other agreement designated as such by the Board.

“Sale of the Company” means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons that is not (i) One Equity Partners LLC or any Affiliate thereof or (ii) a Permitted Transferee of One Equity Partners LLC or any Affiliate thereof pursuant to which such Person or Persons (together with its Affiliates) acquires (a) securities representing at least a majority of the voting power of the Common Stock of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into Common Stock, or (b) all or substantially all of the Company’s assets on a consolidated basis.

“Sale of Preferred Stock” means the Transfer of Shares (other than a Sale of the Company) to a Person or Persons that is not a Stockholder or a Permitted Transferee or Associate of any Stockholder or of any Permitted Transferee of any Stockholder in which only Preferred Stock is Transferred.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Series A Liquidation Preference” shall have the meaning ascribed thereto in the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time.

“Shares” means shares of Common Stock and shares of Preferred Stock and any other securities designated as such by the Board.

“Stockholders” means each of the OEP Stockholders, the GW Stockholders, the AB Stockholders, the RD Stockholders, the Management Stockholders and the Additional Stockholders.

“Subscription Agreements” means that certain Subscription Agreement, as of March 24, 2005, between the Company and OEP and any other agreement pursuant to which a Stockholder purchases Shares from the Company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

“Transfer” means, directly or indirectly, any sale, transfer, assignment, hypothecation, pledge or other disposition of any Shares or any interests therein.

“Transferee” means any Person to whom a Transfer is made.

(b)           Unless otherwise provided herein, all accounting terms used in this Agreement shall be interpreted in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

(c)           The following terms, when used in this Agreement, shall have the meanings defined for such terms in the Section set forth below:

Term	Section
“AB”	Preamble
“Acquisition Closing Date”	Recitals
“Buyer”	2.6(a)
“Company”	Preamble
“Effective Date”	Preamble
“Election Notice”	2.6
“GW”	Preamble
“GW Nominee”	3.1(a)
“GW Nominee Vacancy”	3.3
“Holdings”	Recitals
“Holdings Board”	3.1(a)
“Inclusion Notice”	2.5(a)
“Inclusion Right”	2.5(b)
“Inclusion Shares”	2.5(b)
“Management Group”	Preamble
“Management Group Members”	Preamble
“New Stock Notice”	2.6
“New Stock Offer”	2.6
“New Stock Offeree”	2.6
“New Stock Units”	2.6
“Nominee” and “Nominees”	3.1(a)
“OEP”	Preamble
“OEP Nominees”	3.1(a)
“Offerees”	2.5(a)
“Progress Metal”	Recitals
“Progress Metal Merger Sub”	Recitals
“Progress Rail”	Recitals
“Progress Rail Merger Sub”	Recitals
“RD”	Preamble
“Sale Notice”	2.4(a)
“Section 2.5 Offer”	2.5(a)
“Transferor”	2.5(a)
“Transferor Shares”	2.5(a)
“Wilson Nominee”	3.1(a)

ARTICLE 2
TRANSFERS OF SHARES

2.1           Restrictions Generally; Securities Act.

(a)           Each Stockholder agrees that it will not, directly or indirectly, Transfer any Shares in violation of this Agreement. Any attempt by any Stockholder to Transfer any Shares in violation of this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records.

(b)           Each Stockholder agrees that, in addition to the other requirements relating to Transfer set forth in this Agreement and in each Stockholder’s respective Subscription Agreement or Restricted Stock Purchase Agreement, as applicable, it will not Transfer any Shares except pursuant to an effective registration statement under the Securities Act, or, unless waived by the Board, upon receipt by the Company of an opinion of counsel to the Stockholder reasonably satisfactory to the Company or a no-action letter from the Commission addressed to the Company, to the effect that no registration statement is required because of the availability of an exemption from registration under the Securities Act.

2.2           Legend.

(a)           Each certificate representing Shares shall be endorsed with the following legends and such other legends as may be required by the Restricted Stock Purchase Agreements and applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT, DATED AS OF MARCH 24, 2005, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(b)           Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless in the opinion of counsel for the Company, the Shares represented thereby are no longer subject to the provisions of this Agreement or the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) may be removed.

2.3           Transfers by Stockholders.

(a)           Each of the GW Stockholders, the AB Stockholders, the RD Stockholders, the Management Stockholders and the Additional Stockholders severally agrees not to Transfer any Shares, except (i) to any Permitted Transferee who shall have executed and delivered to the Company a Joinder Agreement and thereby becomes a party to this Agreement; (ii) on the terms, and subject to the conditions, set forth in Section 2.4 (Drag-Along Rights); (iii) on the terms, and subject to the conditions, set forth in Section 2.5 (Rights of Inclusion); and (iv) on the terms, and subject to the conditions, set forth in the Restricted Stock Purchase Agreements or Subscription Agreements, if applicable.

(b)           Notwithstanding anything herein to contrary, each of the GW Stockholders, the AB Stockholders, the RD Stockholders, Management Stockholders and Additional Stockholders severally agrees not to Transfer any Shares to a Competitor except pursuant to (i) a Sale of the Company, (ii) on the terms, and subject to the conditions, set forth in Section 2.4 (Drag-Along Rights); or (iii) on the terms, and subject to the conditions, set forth in Section 2.5 (Rights of Inclusion).

2.4           Drag-Along Rights.

(a)           Sale of the Company.    If the OEP Stockholders notify (a “Sale Notice”) each other Stockholder in writing that the OEP Stockholders desire to effect a Sale of the Company and specify the terms and conditions of such proposed sale then, notwithstanding any other provision of this Agreement, each such other Stockholder shall take all necessary and desirable actions reasonably requested by such OEP Stockholders in connection with the consummation of such Sale of the Company, including, without limitation, if applicable, (i) within ten (10) business days of the receipt of such notice (or such longer period of time as such OEP Stockholders shall designate in such notice) such other Stockholders shall cause a Pro Rata number of their respective Shares (for the avoidance of doubt, based on the percentage of Shares, on a Diluted Basis, owned by the OEP Stockholders that is being sold) to be sold to the designated purchaser on the same terms and conditions and for the same per share consideration and at the same time as the Shares being sold by such OEP Stockholders or (ii) otherwise participating in such Sale of the Company on the same terms and conditions and for the same consideration and at the same time as such OEP Stockholders; provided, that, in the absence of fraud or willful misconduct, the indemnification obligations, if any, of each Stockholder provided to the designated purchaser shall not be greater than the gross proceeds received by each such Stockholder in connection with the Sale of the Company; provided further, that before the payment of any consideration in connection with such Sale of the Company to the holders of Common Stock, the holders of shares of Preferred Stock shall be entitled to receive the Series A Liquidation Preference in connection with any Sale of the Company. In furtherance, and not in limitation, of the foregoing, in connection with a Sale of the Company effected in accordance with this Section 2.4(a), each Stockholder will, (1) consent to and raise no objections against the Sale of the Company or the process pursuant to which it was arranged, (2) waive any dissenter’s rights and other similar rights and (3) execute all documents containing such terms and conditions as those executed by all such OEP Stockholders as directed by such OEP Stockholders. In connection with a Sale of the Company, the Company will pay (A) the costs and expenses incurred by such OEP Stockholders and (B) the costs and expenses incurred by the GW Stockholders, AB Stockholders and RD Stockholders as a group (in an amount not to exceed $25,000 in the aggregate), in each case which are not otherwise paid by the purchaser in connection with such Sale of the Company.

(b)           Sale of Preferred Stock.  If, at any time or from time to time, the OEP Stockholders notify each other Stockholder that holds Preferred Stock in writing that the OEP Stockholders desire to effect a Sale of Preferred Stock and specify the terms and conditions of such proposed sale then, notwithstanding any other provision of this Agreement, each such other Stockholder shall take all necessary and desirable actions reasonably requested by such OEP Stockholders in connection with the consummation of such Sale of Preferred Stock, and within ten (10) business days of the receipt of such notice (or such longer period of time as such OEP Stockholders shall designate in such notice) such other Stockholders shall cause a Pro Rata number of their respective Shares of Preferred Stock (for the avoidance of doubt, based on the percentage of Shares of Preferred Stock, on a Diluted Basis, owned by the OEP Stockholders that is being sold) to be sold to the designated purchaser on the same terms and conditions and for the same per share consideration and at the same time as the Shares of Preferred Stock being sold by such OEP Stockholders; provided, that, in the absence of fraud or willful misconduct, the indemnification obligations, if any, of each Stockholder provided to the designated purchaser shall not be greater than the gross proceeds received by each such Stockholder in connection with the Sale of Preferred Stock. In furtherance, and not in limitation, of the foregoing, in connection with a Sale of Preferred Stock effected in accordance with this Section 2.4(b), each Stockholder will, (i) consent to and raise no objections against the Sale of Preferred Stock or the process pursuant to which it was arranged, (ii) waive any dissenter’s rights and other similar rights and (iii) execute all documents containing such terms and conditions as those executed by all such OEP Stockholders as directed by such OEP Stockholders. In connection with a Sale of Preferred Stock, the Company will pay (A) the costs and expenses incurred by such OEP Stockholders and (B) the costs and expenses incurred by the GW

Stockholders, AB Stockholders and RD Stockholders as a group (in an amount not to exceed $10,000 in the aggregate), in each case which are not otherwise paid by the purchaser in connection with such Sale of Preferred Stock.

2.5           Rights of Inclusion.

(a)           If any OEP Stockholder (the “Transferor”) proposes to Transfer any Shares (the “Transferor Shares”) to one or more third parties (any such third parties are referred to as the “Buyer”), then, as a condition to such Transfer, the Transferor shall cause the Buyer to make a written offer (the “Section 2.5 Offer”) to each of the Stockholders holding Shares of the same class (and series) as the Transferor Shares who are not Transferors (collectively, the “Offerees”), to sell to the Buyer, at the option of each Offeree, that number of Shares of the same class (and series) of Shares as the Transferor, determined in accordance with Section 2.5(b), on the same terms and conditions, including, without limitation, with respect to price, as are applicable to the Transferor Shares, all of which will be specified in the Section 2.5 Offer; provided, however, that the provisions of this Section 2.5 shall not apply to any Transfer of Shares (i) by the OEP Stockholders to a direct or indirect Permitted Transferee or (ii) by OEP that, individually or in the aggregate, does not result in a Transfer other than to direct or indirect Permitted Transferees (together with all previous such Transfers) of more than 15% of the Shares of Common Stock owned by OEP on the Acquisition Closing Date to any Person(s) who is or will be a member of the Management Group or any direct or indirect Permitted Transferee thereof. The Transferor shall provide a written notice (the “Inclusion Notice”) of the Section 2.5 Offer to each Offeree, which may accept the Section 2.5 Offer by providing a written notice of acceptance of the Section 2.5 Offer to the Transferor no later than thirty (30) days after delivery of the Inclusion Notice.

(b)           Each Offeree shall have the right (an “Inclusion Right”) to sell pursuant to the Section 2.5 Offer a Pro Rata number of its Shares (the “Inclusion Shares”) (for the avoidance of doubt, based on the percentage of Shares, on a Diluted Basis, owned by the Transferor that is being sold) as is sold by the Transferor.

(c)           The Buyer shall have ninety (90) days, commencing on the day the Inclusion Notice is mailed, in which to purchase from the Transferor and the Offerees, the number of Shares covered by the Section 2.5 Offer with respect to which the Inclusion Right has been exercised (and the number of Transferor Shares). The terms and conditions of such sale, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice, and the timing of such sale shall be contemporaneously with the sale of the Transferor Shares. If at the end of such ninety (90)-day period the Buyer has not completed the purchase of all the Transferor Shares and all the Offerees’ Shares proposed to be sold, the provisions of this Section 2.5 shall continue to be in effect with respect to all such Shares as if no Inclusion Notice had been given with respect thereto.

(d)           Prior to any Transfer of Shares to a Buyer pursuant to this Section 2.5, such Buyer shall execute and deliver to the Company, for the benefit of the Company and all Stockholders, a Joinder Agreement and thereby become a party to this Agreement.

2.6           Right of Offer.  Prior to issuing any New Stock to any OEP Stockholder, the Company shall offer (the “New Stock Offer”) each of the GW Stockholders, AB Stockholders and RD Stockholders (collectively, the “New Stock Offerees” and, each, a “New Stock Offeree”) an opportunity to purchase in cash any or all of its Pro Rata portion of such New Stock on the same terms and conditions as offered to the OEP Stockholder(s), and, if such New Stock is to be issued as a part of a unit of securities, the Company shall offer each of the New Stock Offerees an opportunity to purchase any or all of its Pro Rata portion of such unit of securities (together with the New Stock, the “New Stock Units”) on the same terms and conditions as offered to the OEP Stockholders. The Company shall make such New Stock Offer by providing each New Stock Offeree with notice (the “New Stock Notice”) setting forth (i) each New Stock Offeree’s Pro Rata portion of such New Stock or of such New Stock Units, as the case may be, (ii) the cash consideration to be paid for each share of New Stock or each unit of New Stock Units, as the case may be, and (iii) all other material terms of such New Stock Offer. Each New Stock Offeree may elect to accept the New Stock Offer delivering written notice of its acceptance to the Company within seven (7) days after delivery of the New Stock Notice (the “Election Notice”). If any New Stock Offeree has elected to purchase the New Stock or New Stock Units, as applicable, the sale thereof shall be consummated on the proposed closing date set forth in the New Stock Offer which shall be no sooner than the fifteenth (15th) day following the giving of the New Stock Notice. In the event any New Stock Offeree elects not to exercise its right pursuant to this Section 2.6, fails to timely give an Election Notice or fails to purchase the securities allocated to it at the closing designated therefor by the Company, such New Stock Offeree shall cease to have any rights hereunder with respect to such New Stock Offer and no New Stock Offeree shall have the right to purchase the securities offered to such New Stock Offeree. For purposes of determining the Pro Rata portion of New Stock Units under this Section 2.6, only clause (i) of the definition of Pro Rata shall be applicable. This Section 2.6 will terminate automatically and be of no further force and effect upon the consummation of an underwritten public offering registered under the Securities Act of Common Stock.

ARTICLE 3

CORPORATE GOVERNANCE

3.1           Board of Directors of the Company.

(a)           Election of Directors. From and after the date hereof, each Stockholder shall vote or cause to be voted all shares of Common Stock and any other voting securities of the Company over which such Stockholder has voting control, at any regular or special meeting of stockholders called for the purpose of filling positions on the Board of Directors of the Company (the “Board”), or execute a written consent in lieu of such a meeting of stockholders for the purpose of filling positions on the Board, and shall take all actions necessary, to ensure the election to the Board of (i) any and all individuals designated by the OEP Stockholders (the “OEP Nominees”), and (ii) for as long as GW and his Permitted Transferees own the Shares owned by GW on the Effective Date (other than Shares sold by them in accordance with Sections 2.4 and 2.5 hereof), one nominee of the GW Stockholders which, subject to Section 3.3 below, shall be GW (the “GW Nominee”); provided, that, in the event of a GW Nominee Vacancy, subject to Section 3.3 below, there shall be one GW Nominee for as long as RD and his Permitted Transferees own the Shares owned by RD on the Effective Date (other than Shares sold by them in accordance with Section 2.4 and 2.5 hereof). The OEP Nominees and the GW Nominee are referred to, collectively, as the “Nominees” and, individually, as a “Nominee”.

(b)           Replacements. If prior to his or her election to the Board pursuant to Section 3.1(a), any OEP Nominee shall be unable or unwilling to serve as a director, the OEP Stockholders that nominated such OEP Nominee shall nominate a replacement who shall then be a Nominee for purposes of Section 3.1(a).

3.2           Removal. If (a) the OEP Stockholders that designated a Nominee pursuant to Section 3.1 request, by written notice to the other Stockholders, that such OEP Nominee elected as a director be removed (with or without cause) or (b) with respect to the GW Nominee, GW and his Permitted Transferees shall cease to own the Shares owned by GW on the Effective Date or, if there shall have occurred a GW Nominee Vacancy (as hereinafter defined), RD and his Permitted Transferees shall cease to own the Shares owned by RD on the Effective Date (in each case, other than the Shares sold by them in accordance with Sections 2.4 and 2.5 hereof) and the OEP Stockholders request by written notice to the other Stockholders that the GW Nominee be removed (with or without cause), such director shall be removed, and each Stockholder hereby agrees to vote all shares of Common Stock owned by such Stockholder and other securities over which such Stockholder has voting control to effect such removal or to consent in writing to effect such removal upon such request and the GW Nominee shall lose his right to serve as a director pursuant to Section 3.1(a) hereof.

3.3           Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of an OEP Nominee, the OEP Stockholders who designated such OEP Nominee may designate a new OEP Nominee to fill the vacancy. In the event that a vacancy with respect to the GW Nominee is created on the Board at any time by the death or disability of GW (a “GW Nominee Vacancy”) then the resulting vacancy on the Board may be filled by having Kashif F. Sheikh serve as the GW Nominee; provided, however, that if Mr. Sheikh ceases to be the Executive Vice President of, or serve in an equivalent or more senior position of, Oakmont Corporation or is unable to serve as the GW Nominee due to death or disability then the resulting vacancy on the Board may be filled by a representative designated by the RD Stockholders and approved by OEP, which approval shall be granted or withheld by OEP in its sole discretion.

3.4           Voting Agreement. Each Investor Stockholder agrees to cast all votes to which such Investor Stockholder is entitled in respect of Shares, whether at any annual or special meeting, by written consent or otherwise, in each case as required by law, in such a manner as the holders of Shares representing a majority of all shares of Common Stock on a Diluted Basis held in the aggregate by all Investor Stockholders may determine. In order to effectuate the provisions of this Section 3.4 and, in addition and not in lieu thereof, each of the Investor Stockholders hereby grants to OEP an irrevocable proxy (which proxy is coupled with an interest) to vote at any annual or special meeting of stockholders or to take action by written consent or otherwise, all of the Shares owned or held of record by each Investor Stockholder in accordance with the provisions of this Section 3.4.

ARTICLE 4

CERTAIN COVENANTS OF THE PARTIES

4.1           Management Stockholders; Additional Stockholders. Unless otherwise required by the OEP Stockholders, the parties hereto agree that as a condition precedent to the initial issuance by the Company of Shares (a) to any employee of the Company or its Subsidiaries or (b) any Person other than any such employee, any Investor Stockholder or any Management Stockholder, the Company shall require such employee or other Person to execute a Joinder Agreement and thereby enter into and become a party to this Agreement. From and after such time, the term “Management Stockholder” shall be deemed to include such employees referred to in (a) above and the term “Additional Stockholder” shall be deemed to include such other Person referred to in (b) above. Nothing contained herein nor the ownership of any Shares shall confer upon any Management Stockholder the right to employment or to remain in the employ of the Company or any of its Subsidiaries. Notwithstanding the foregoing, to the extent approved by the OEP Stockholders and specified in any Joinder Agreement (or amendment thereto) pursuant to which any employee or other Person who is deemed to be a GW Stockholder, an AB Stockholder, a RD Stockholder or a Management Stockholder or Additional Stockholder may become a party hereto, the provisions of this Agreement may be varied to be more or less restrictive with respect to any such employee or other Person who is deemed to be a GW Stockholder, an AB Stockholder, a RD Stockholder or a Management Stockholder or Additional Stockholder; provided, however, that with respect to any such GW Stockholder, AB Stockholder or RD Stockholder, the consent of such GW Stockholder, AB Stockholder or RD Stockholder, respectively, shall be required for any such variation.

4.2           Purchaser Representative. If the Company enters into any negotiation or transaction involving the issuance of securities of another party to the Stockholders for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act by the Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each GW Stockholder, AB Stockholder, RD Stockholder, Management Stockholder and Additional Stockholder (if an individual) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company. If any such GW Stockholder, AB Stockholder, RD Stockholder, Management Stockholder or Additional Stockholder appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any such GW Stockholder, AB Stockholder, RD Stockholder, Management Stockholder or Additional Stockholder declines to appoint the purchaser representative designated by the Company, such GW Stockholder, AB Stockholder, RD Stockholder, Management Stockholder or Additional Stockholder will appoint, at his own expense, another purchaser representative reasonably acceptable to the Company.

4.3           Holdback Obligations. Unless otherwise agreed to by the OEP Stockholders, each Stockholder agrees that, in the case of any underwritten offering of Shares of Common Stock, each holder of Shares of Common Stock agrees, if and to the extent requested in good faith, in writing, by the managing underwriter or underwriters administering such offering as promptly as practicable (but in any event prior to the commencement of the seven-day period referred to below), not to effect any public sale or distribution of Shares of Common Stock, or any securities convertible, exchangeable or exercisable for or into Shares of Common Stock, during the seven (7) days prior to, and the one hundred eighty (180) day period beginning on, the effective date of any underwritten offering; provided, that:

(a)           the directors and each holder of at least five percent (5%) of the equity securities of the Company (determined on a Diluted Basis) enter into agreements that are no less restrictive;

(b)           the aggregate of the period in which such dispositions of Shares of Common Stock are restricted pursuant to this Section 4.3 shall not exceed one hundred eighty (180) days in any twelve-month period; and

(c)           this Section 4.3 shall be applicable only during the two (2) year period following the effective date of the final prospectus distributed pursuant to the first time a registration statement filed under the Securities Act with the Commission respecting an offering, whether primary or secondary, of Common Stock (or securities convertible, exercisable or exchangeable for or into Common Stock or rights to acquire Common Stock or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

4.4           Non-Compete. Each of GW, AB and RD will, as long as any GW Stockholder, AB Stockholder or RD Stockholder owns Shares, and, in each case, for a period of two (2) years from the date that all such Persons cease to own any Shares, refrain from, either alone or in conjunction with any other Person, directly or indirectly through its present or future Affiliates or otherwise, participating or engaging in (other than through the ownership of 3% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending financial assistance or otherwise assisting, providing advice or acting as a consultant to any Person participating or engaged in, the business of, directly or indirectly, providing products and services or advice with respect to rail, railcar or transit systems, including, without limitation, railcar and locomotive repair, trackwork, rail parts reconditioning and sales, scrap metal recycling, railcar leasing and other rail-related products or services provided by the Company or any of its Subsidiaries; provided, however, that each of GW, AB and RD may make investments in commercial or passenger railroad companies in which such person and his respective Affiliates are and remain passive investors and neither have the right to serve nor do actually serve on the board of directors of any such company.

ARTICLE 5
MISCELLANEOUS

5.1           Governing Law. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders hereunder. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.2           Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and this Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and the OEP Stockholders, except that (a) any amendment, modification or supplement that materially, adversely and disproportionately affects the GW Stockholders, the AB Stockholders, the RD Stockholders, the Management Stockholders or the Additional Stockholders, as the case may be, shall require the consent of the GW Stockholders, the AB Stockholders, the RD Stockholders, the Management Stockholders or the Additional Stockholders, respectively, and (b) any amendment, modification or supplement that materially, adversely and disproportionately affects less than all of the GW Stockholders, the AB Stockholders, the RD Stockholders, the Management Stockholders or the Additional Stockholders, as the case may be, shall require the consent of the GW Stockholders, the AB Stockholders, the RD Stockholders, the Management Stockholders or the Additional Stockholders, so affected.

5.3           Term. This Agreement shall terminate upon the earliest to occur of (a) a Qualifying Offering and (b) a Sale of the Company; provided, however, that this Article 5 (other than Section 5.5) shall survive termination pursuant to (a) or (b) above; and provided further, that in the event of (i) a Qualifying Offering, the obligations of each of the Stockholders under Sections 4.3 and 4.4 shall not terminate until the end of the 180-day period beginning on the effective date of the Qualifying Offering or (ii) a Sale of the Company in which securities representing at least a majority of the voting power of the Common Stock of the Company are acquired, the obligations of each of the Stockholders under Section 4.4 shall not terminate as long as any GW Stockholder, AB Stockholder or RD Stockholder (together with all other GW Stockholders, AB Stockholders or RD Stockholders, respectively) owns 50% or more of the shares of Common Stock or Preferred Stock (subject to any stock split, stock dividend, reclassification, recapitalization or similar event with respect to the Common Stock or Preferred Stock, as the case may be) owned by GW, AB or RD, as the case may be, on the Effective Date.

5.4           Certain Actions. Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

(a)           the OEP Stockholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the OEP Stockholders as a group, or as otherwise agreed in writing by the OEP Stockholders as a group;

(b)           the GW Stockholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted

Basis then held by the GW Stockholders as a group, or as otherwise agreed in writing by the GW Stockholders as a group;

(c)           the AB Stockholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the AB Stockholders as a group, or as otherwise agreed in writing by the AB Stockholders as a group;

(d)           the RD Stockholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the RD Stockholders as a group, or as otherwise agreed in writing by the RD Stockholders as a group;

(e)           the Management Stockholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the Management Stockholders as a group, or as otherwise agreed in writing by the Management Stockholders as a group; or

(f)            the Additional Stockholders, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the total number of shares of Common Stock on a Diluted Basis then held by the Additional Stockholders as a group, or as otherwise agreed in writing by the Additional Stockholders as a group.

The Stockholders hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that when any Stockholder takes any action under this Agreement or pursuant to the Delaware General Corporation Law to give or withhold its consent in its capacity as a Stockholder, such Stockholder shall have no duty (fiduciary or other) to consider the interests of the Company or the other Stockholders, may act exclusively in its own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

5.5           Inspection. For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

5.6           Recapitalization, Exchanges, Etc., Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of the Company capital stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, any Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

5.7           Waiver. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

5.8           Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, Transferees of Shares); provided, however, that (a) nothing contained herein shall be construed as granting any GW Stockholder, AB Stockholder, RD Stockholder, Management Stockholder or Additional Stockholder the right to Transfer any Shares except in accordance with this Agreement, (b) unless otherwise provided in the terms of the Transfer, none of the provisions of this Agreement, other than those set forth in Sections 2.1 and 2.2 to the extent those Sections require compliance with the Securities Act, delivery of opinions of counsel and placement of Securities Act (or state securities laws) legends or other legends, shall apply to any Transfer of Shares (or to the Transferee thereof) subsequent to a Transfer of those securities pursuant to a registered public offering under the Securities Act made in accordance with the Securities Act, and (c) notwithstanding any Transfer of Shares among any OEP Stockholder, GW Stockholder, AB Stockholder, RD Stockholder, Management Stockholder or Additional Stockholder, if permitted, any restrictions under this Agreement that are applicable to the Transferor but not the Transferee shall not be applicable to the Transferee or to the Shares in the hands of the Transferee following any such Transfer.

5.9           Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys’ fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

5.10         Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

5.11         Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

5.12         Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

5.13         Gender. Whenever the pronouns “he” or “his” are used herein they shall also be deemed to mean “she” or “hers” or “it” or “its” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

5.14         Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.15         Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or sent by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

(a)	If to an OEP Stockholder, to:

One Equity Partners LLC
One Bank One Plaza
Chicago, Illinois 60670-0610
	Facsimile:	(312) 732-7495
	Attention:	Thomas J. Kichler

with a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178-0060
	Facsimile:	(212) 309-6001
	Attention:	Ira White, Esq.

(b)	If to any other Stockholder, to:

The last known address of such Stockholder on the books and records of the Company;

(c)	If to the Company, to:

Progress Rail Services Parent Corp.
c/o One Equity Partners LLC
One Bank One Plaza
Chicago, Illinois 60670-0610
	Facsimile:	(312) 732-7495
	Attention:	Thomas J. Kichler

with copies to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178-0060
	Facsimile:	(212) 309-6001
	Attention:	Ira White, Esq.

and

the OEP Stockholders.

All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 5.15 be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 5.15 be deemed given upon facsimile confirmation, and (y) if delivered by mail in the manner described above to the address as provided in this Section 5.15 upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 5.15, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

5.16         Consent to Jurisdiction and Service of Process.          EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL

COURT LOCATED WITHIN THE STATE OF NEW YORK OR THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Company:

PROGRESS RAIL SERVICES PARENT CORP.

By:	/s/ William P. Ainsworth
Name: William P. Ainsworth
Title: President and Chief Executive Officer

OEP:

ONE EQUITY PARTNERS LLC

By:	/s/ Thomas J. Kichler
Name: Thomas J. Kichler
Title: Partner

[Signature Page to Stockholders’ Agreement]

Other Stockholders:

/s/ Gary L. Wilson
Gary L. Wilson

/s/ Alfred D. Boyer
Alfred D. Boyer

/s/ Robert Day
Robert Day

[Signature Page to Stockholders’ Agreement]

Annex I

Stockholder	Shares of Common Stock		Shares of Series A Participating Preferred Stock
One Equity Partners LLC and its Permitted Transferees	8,790,000	*	1,111,112
Gary L. Wilson	769,125		97,222.2222
Alfred D. Boyer	109,875		13,888.8889
Robert Day	1,758,000		222,222.2222
Total	11,427,000	*	1,444,445.3333

*Numbers shown for One Equity Partners LLC and its Permitted Transferees and the total number of shares of Common Stock outstanding reflect contemplated direct sales of shares of Common Stock by One Equity Partners LLC to management and Lee M. Gardner. In the event that contemplated direct sales to management and Mr. Gardner are not effected, in whole or in part, the share numbers for OEP and Messrs. Wilson, Boyer and Day will be appropriately readjusted.

Exhibit A

Form of Joinder Agreement

Progress Rail Services Parent Corp.

c/o One Equity Partners LLC

One Bank One Plaza

Chicago, Illinois 60670-0610

Attn:  Board of Directors

Gentlemen:

In consideration of the [transfer][issuance] to the undersigned of               shares of Common Stock, par value $0.01 per share,] [Describe any other security being transferred or issued] of Progress Rail Services Parent Corp., a Delaware corporation (the “Company”), the undersigned [represents that it is a Permitted Transferee of [Insert name of transferor] and]* agrees that, as of the date written below, [he] [she] [it] shall become a party to that certain Stockholders’ Agreement dated as of March 24, 2005, as such agreement may have been or may be amended from time to time (the “Agreement”), among the Company and the persons named therein, and [as a Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned’s transferor,]* [shall be fully bound by, and subject to, the provisions of the Agreement that are applicable to — Describe and list exceptions, if applicable,]** as though an original party thereto and shall be deemed a [GW Stockholder] [AB Stockholder] [RD Stockholder] [Management Stockholder] [Additional Stockholder] [OEP Stockholder] for purposes thereof.

TRANSFEREE:

Address:

*              Include if transferee is a Permitted Transferee.

**           Describe.